Exhibit 99
Press Release:
UNITED COMMUNITY FINANCIAL CORP.
275 West Federal Street
Youngstown, Ohio 44503-1203
Media Contact:
Susan Stricklin
Vice President, Marketing
Home Savings
sstricklin@homesavings.com
(330) 742-0638
FOR IMMEDIATE RELEASE
United Community Financial Corp. Announces Retirement of President and COO
YOUNGSTOWN, Ohio (February 6, 2009) — United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of Home Savings and Butler Wick Corp., is announcing the retirement of David G. Lodge, President and Chief Operating Officer of the Company, effective March 1, 2009. He will also be resigning as a board member of the Company at the same time.
     Lodge joined Home Savings in 2000 as President and Chief Operating Officer and moved into his current position at United Community Financial Corp. in 2007. “David’s leadership, commitment to our Company and involvement on our board has been greatly appreciated,” said Douglas M. McKay, Chairman of the Board for United Community Financial Corp. and Home Savings. “We wish him well as he embarks on a new phase of life.”
Home Savings is a wholly owned subsidiary of the Company and operates 39 full-service banking offices and six loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.
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